UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2005

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                       Completion of Acquisition or Disposition of Assets

On May 27, 2005, Labor Ready, Inc. (the “Company”) completed the acquisition of CLP Holdings Corp., a privately held Nevada corporation (“CLP”), pursuant to the terms and conditions of an Agreement and Plan of Merger with CLP, Labor Ready Acquisition Sub II, Inc., a Nevada corporation and wholly-owned subsidiary of the Company and, as shareholder representatives, Baird Capital Partners Management Company, LLC and William Blair Capital Partners VI, L.L.C. (the “Merger Agreement”).  Pursuant to the Merger Agreement, the Company acquired all of the outstanding shares of common stock of CLP for approximately $46.2 million, subject to working capital and other adjustments as set forth in the Merger Agreement.  The principal investors in CLP are Baird Capital Partners and William Blair Capital Partners, VI, LP (a fund managed by Chicago Growth Partners, LLC and William Blair & Company).

The description contained in this Item 2.01 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.                       Regulation FD Disclosure

In connection with the completion of the acquisition of CLP, the Company has issued a press release (the “Press Release”), which is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Press Release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                       Financial Statements and Exhibits.

(c)	Exhibits

10.1.

Agreement and Plan of Merger by and among Labor Ready, Inc., Labor Ready Acquisition Sub II, Inc., CLP Holdings Corp., and as shareholder representatives, Baird Capital Partners Management Company, LLC and William Blair Capital Partners VI, L.L.C., dated as of May 26, 2005

99.1.	Press Release of Labor Ready, Inc. dated May 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: May 28, 2005	By:	/s/ Steven C. Cooper.

Steven C. Cooper
Chief Financial Officer